                                                                   EXHIBIT 10.31







                     DRUG DISCOVERY COLLABORATION AGREEMENT

                                     BETWEEN

                           ARRAY BIOPHARMA CORPORATION

                                       AND

                                ICOS CORPORATION

                                  JULY 31, 2000





[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  THIS DRUG DISCOVERY COLLABORATION AGREEMENT (the "Agreement") is entered into and made effective as of July 31, 2000 (the "Effective Date"), by and between ARRAY BIOPHARMA INC, a Delaware corporation having its principal offices located at 1885 33rd Street, Boulder, CO 80301 ("Array") and ICOS CORPORATION, a Delaware corporation having its principal offices located at 22021 20th Avenue S.E., Bothell, Washington 98021 ("ICOS").

                  WHEREAS, Array has skills, expertise and experience in multi-parallel synthesis and purification methods, developing and preparing chemical libraries suitable for high throughput biological screening assays and medicinal chemistry;

                  WHEREAS, as of the Effective Date, ICOS and its Affiliates have developed and own, among other things, certain know how and intellectual property rights, assays, methods and lead compounds that may be potential drug candidates directed to PDE4, [ * ] and the Optimization Targets, (as defined below) (collectively "ICOS Technology");

                  WHEREAS, ARRAY and ICOS have entered that certain Lead Optimization Agreement ("LO Agreement") dated December 22, 1998, for the optimization of, among other things, such lead compounds directed against PDE4;

                  WHEREAS, ARRAY and ICOS have entered into that certain Cell Cycle Checkpoint Optimization Agreement ("C3 Agreement) dated April 6, 1999, for the optimization of, among other things, such lead compounds directed against [ * ];

                  WHEREAS, ARRAY and ICOS desire to consolidate the optimization programs initiated pursuant to the LO and C3 Agreements with an optimization program against the Optimization Targets;

                  WHEREAS, ARRAY and ICOS have mutually agreed to cancel and terminate the LO Agreement and the C3 Agreement in their entirety and to release each other from all obligations, accrued or outstanding, under the LO Agreement and the C3 Agreement, all under the terms and conditions as set forth herein below;

                  NOW, THEREFORE, the Parties agree as follows:

                  1. DEFINITIONS

                  1.1 "Active Target" means an Optimization Target for which ICOS has provided reasonable written notice to Array as de scribed in Section
3.1 of this Agreement, that such Optimization Target shall be included in the Optimization Program and for which an Optimization Plan shall be produced. For the purpose of this definition reasonable notice shall be [ * ] days



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

unless the parties have agreed to a shorter period of notice either by written agreement or by the Parties' performance.

                  1.2 "Affiliate" of a Party means any corporation or other business entity controlled by, controlling or under common control with, such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities or income interest in such corporation or other business, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling such Party at the maximum control or ownership right permitted in the country where such company exists.

                  1.3 "Array Compound" means a chemical compound that is proprietary to Array, or whose use or manufacture is proprietary to Array.

                  1.4 "Array Patents" means all Patents which claim any Array Technology and that are Controlled by Array during the Exclusivity Period, but shall exclude any claims of an Optimization Patent. For purposes of this definition, "controlled" shall mean the ability to grant a license or sublicense as provided for in Section 8.1 below.

                  1.5 "Array Technology" means certain know-how, intellectual property or patents (i) developed, licensed and/or owned by Array, prior to the Effective Date or (ii) developed licensed and/or owned by Array outside of the Optimization Program and used by Array in the Optimization Program, or (iii) developed during the Optimization Program and not having solely specific or novel application to the Optimization Program (i.e. such know-how, intellectual property, or patents having application outside of the development, manufacture, use, sale, or importation of Optimization Compounds or Products). Array Technology shall not include Daughter Libraries or Optimization Compounds.

                  1.6 "Confidential Information" shall mean:

                           (a) all information and materials received by either Party from the other Party pursuant to this Agreement which is confidential under Section 10;

                           (b) all information and materials received by either Party from the other Party in connection with the Optimization Program during the Optimization Period, including, without limitation, structures of lead compounds provided by ICOS to Array, to the extent the same is confidential under
                                    Section 10; and

                           (c) the financial terms of this Agreement and the identity of the Optimization Targets, to the extent the same are confidential under
                                    Section 10.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  1.7 "Daughter Libraries" shall mean the compound libraries which are designed and synthesized as a part of the Optimization Program by Array.

                  1.8 "Derivative" shall mean a compound (or compounds) which has resulted from chemical synthesis by ICOS in connection with the Optimization Program or which is derived from an Optimization Compound.

                  1.9 "Exclusivity Period" means the Optimization Period for any Active Target plus [ * ].

                  1.10 "Field" means all indications for any Optimization Target against which an Optimization Compound or Products may be directed.

                  1.11 "FTE" shall mean a full-time equivalent employee of Array having the skills, support, services and resources to fulfill Array's obligations under this Agreement. For purposes of this Agreement, the FTEs shall include synthetic and analytical chemists and upon approval by ICOS may also include Array employees with the skills required to facilitate a structure based drug design program.

                  1.12 "Milestone Compound" shall have the meaning set forth in
Section 7.2.

                  1.13 "Optimization Compound(s)" means a compound (or compounds) which is (i) synthesized by Array following the Effective Date in the course of performing the Optimization Program for the purpose of screening against an Active Target, (ii) was synthesized by Array, for the purpose of screening against an Active Target, in the course of performing lead compound optimization under the LO agreement, or (iii) was synthesized by Array, for the purpose of screening against an Active Target, in the course of performing lead compound optimization under the C3 Agreement.

                  1.14 "Optimization Patent" means a Patent claiming and disclosing the composition of an Optimization Compound or the manufacture thereof, for which Array has made an inventive contribution to the subject invention in the course of performing the Optimization Program, as determined under U.S. Patent law. Notwithstanding the foregoing, Optimization Patents shall only include Patents to the extent the same (i) is entitled to a first effective filing date for priority purposes (i.e., for priority purposes under 35 USC, or the corresponding laws of the country in which such Patent is filed) after the Effective Date and (ii) claims subject matter reduced to practice (either actual or constructive) prior to the date [ * ] after the end of the Optimization Period.

                  1.15 "Optimization Period" means the term of the Optimization Program as provided in Section 9 of this Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  1.16 "Optimization Plan" means the Optimization Plan for each Optimization Target to be prepared by Array approved and accepted by ICOS, which describes in agreed detail the research activities to be performed by Array for each Active Target.

                  1.17 "Optimization Program" means the research and activities for each Optimization Target to be conducted under this Agreement as described in the Optimization Plan and as set forth in Sections 3.1 and 3.2 of this Agreement.

                  1.18 "Optimization Target" means any [ * ] biomolecular entities described in Appendix B, at execution of this Agreement, or as substituted by mutual written agreement of the Parties, and unless otherwise specified may include Active Targets, and shall in each case be selected from Appendix B.

                  1.19 "Project Team" shall have the meaning set forth in
Section 3.1(c).

                  1.20 "Party" means Array or ICOS, as the case may be, including their respective permitted assigns of this Agreement under Section 13 below.

                  1.21 "Patent" means (a) valid and enforceable U.S. or non U.S. Patent, and any non-U.S. equivalent, including any extension (including Supplemental Protection Certificates), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, or (b) pending applications for any of the foregoing.

                  1.22 "Product(s)" means any product containing an Optimization Compound or Derivative with such compound as the active ingredient or one of the active ingredients, which is the subject of one or more claims under an Optimization Patent and which is granted regulatory approval by the governing health regulatory authority of the applicable country for marketing in the Field.
                  1.23 "Restored Active Target" means an Active Target which has ceased to be an Active Target either by Agreement of the Parties or by operation of the Optimization Program, and which, by reasonable written notice has been again designated as an Active Target. For the purposes of this definition reasonable notice shall be [ * ] unless the Parties have agreed to a shorter period of notice either by written Agreement or by parties performance.

                  1.24 "Territory" means the entire world.

                  1.25 "Third Party" means an entity other than Array or ICOS or their respective Affiliates.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  2. CANCELLATION AND TERMINATION

                  2.1 Cancellation and Termination. As of the Effective Date of this Agreement, Array and ICOS hereby irrevocably cancel and terminate the LO Agreement in its entirety. Array and ICOS also hereby irrevocably cancel and terminate the C3 Agreement in its entirety Except as expressly set forth herein,
(i) all rights and obligations of Array and ICOS under the LO Agreement and under the C3 Agreement are hereby canceled and terminated, (ii) all rights and licenses granted under the LO Agreement or the C3 Agreement shall revert to the party granting such right or license, and (iii) no terms and conditions of the LO Agreement or the C3 Agreement shall survive. For the avoidance of doubt, it is however intended by the parties that this consolidated Agreement shall give the same rights, obligations and duties to the parties for PDE4 and [ * ] as under the Lead Optimization Agreement and C3 Agreement respectively.

                  2.2 Settlement and Release. Each party hereto agrees that this Agreement represents settlement in full of all outstanding obligations owed to the other party under the LO Agreement and the C3 Agreement. Array and ICOS, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement.

                  3. OPTIMIZATION PROGRAM

                  3.1 Array Responsibilities. Array shall with due diligence provide the following services and resources to ICOS and conduct the following activities in accordance with the Optimization Plan:

                           (a)      During the Optimization Period, Array shall
                                    (i) review data and information regarding
                                    Active Targets and lead compounds provided by ICOS; (ii) based on such data and information design Daughter Libraries and optimize the lead compounds supplied by ICOS and (iii) synthesize compounds as provided in Section 6.3 below;

                           (b) During the Optimization Period, Array shall keep ICOS regularly informed of its activities performed in connection with the Optimization Program, including, without limitation, providing ICOS with data and information (and, upon ICOS's written request, reasonable quantities of samples pursuant to Section 6.3) regarding the status of Array's work on Optimization Compounds under the Optimization Plan;



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                           (c) Subject to Sections 3.3, 4 and 7, and at all times during the Optimization Period, Array shall assign a project team ("Project Team"), to conduct Array's activities under the Optimization Plan. The initial Project Team shall consist of [ * ] Array FTEs, unless changed according to Section 7.1(b).

                  3.2 ICOS Responsibilities. ICOS shall provide the following resources to Array and conduct the following activities under the Optimization Program as more fully described in the Optimization Plan:

                           (a) ICOS shall make payment to Array under the Optimization Program as set forth in Section 7, provide screening, biological and structural data and information including leads and/or screening hits and assay methods relating to Optimization Compounds to Array necessary for Array to perform its duties under this Agreement, and will assume scientific, financial and administrative responsibility for screening and biological support activities, drug development and regulatory filings during and after the term of the Optimization Program on the terms set forth below.

                           (b) During the Optimization Period, ICOS shall provide Array with: (i) lead compounds and/or structures of such lead compounds for Active Targets, and (ii) data and information regarding Optimization Compounds and Active Target assays developed by ICOS under the Optimization Program.

                  3.3 Conduct of Optimization Program. The Parties hereby agree that the Optimization Program shall be carried out in accordance with the Optimization Plan and this Agreement, as amended from time to time. ICOS shall review the Optimization Plan on a regular and an ongoing basis and may make written changes to the Optimization Plan so long as such changes are mutually agreed to in writing by Array.

                  3.4 Third Party Licenses. Each Party shall be solely responsible for any Third Party license fees required to perform its obligations under this Agreement.

                  4. TARGETS

                  4.1 Active Target. The initial Active Targets shall be as specified in Appendix B or as specified by reasonable written notice from ICOS to Array. There shall be no more than [ * ] Active Targets at any one time unless Array and ICOS mutually agree in writing to having more than [ * ] Optimization Targets simultaneously designated as Active Targets together with additional terms and conditions, if any.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  4.2 Restored Active Target. Any Optimization Target which has ceased to be an Active Target due to the later designation of another Optimization Target as an Active Target, may always be restored to the status of an additional Active Target at ICOS's request provided that no more than [ * ] targets may be designated as active targets at any one time, as described in 4.1 above.

                  4.3 Disclosure of Active Target Information. ICOS agrees not to disclose to Array any Confidential Information relating to any Optimization Targets, or lead compounds therefor until such Optimization Targets are designated as the Active Targets in accordance with Section 4.1 above.

                  5. EXCLUSIVITY

                  5.1 Active Target Exclusivity. During the Optimization Period, Array shall not knowingly work on or provide information regarding any Optimization Target with or to any Third Parties; thereafter during the Exclusivity Period, Array shall not knowingly work on or provide information regarding any Optimization Target which has been designated as an Active Target during the Optimization Period with or to any Third Parties, in each case except
(a) as provided for in Section 11.2 with regard to any Public Statements, and
(b) with respect to any Third Parties who are collaborators or proposed collaborators of Array, Array shall have the right, consistent with its corporate policy (but without identifying any Optimization Target), to notify any such Third Party of its decision and/or inability to work on such Optimization Target with that Third Party. For the purposes of this Section 5.1, "knowingly" shall mean actual knowledge or imputed knowledge that the corporate entity or its directors and officers knew or should have known.

                  5.2 Optimization Compounds. Optimization Compounds, their structures and best methods of synthesis and manufacture developed during the Optimization Program shall be made available only to ICOS for research or application to any Optimization Target, within or outside the Collaboration, during the Optimization Period, and Array shall not work on or provide information regarding such Optimization Compound to any Third Party, except to take any steps necessary to protect ICOS's exclusivity hereunder.

                  5.3 Duration of Exclusivity for Optimization Targets. Notwithstanding any other provision of this Agreement, it is understood and agreed that once an Optimization Program has been initiated for any Active Target Array's obligations under Section 5.1 shall continue until ICOS has released Array from the effect of this Section 5.3 by written notice or the end of the Exclusivity Period, whichever occurs first.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  6. OPTIMIZATION COMPOUNDS

                  6.1 Intellectual Property Rights; Vesting and Transfer to ICOS. Subject to Section 6.2, and except as set forth in this Section 6.1, ICOS shall have exclusive rights in all Optimization Patents and the subject matter contained therein and all intellectual property and know-how (whether or not patentable) embodied in Optimization Compounds and Products and methods specifically directed to the manufacture of Optimization Compounds and methods of use of Products, in each case resulting from the Optimization Program; to the extent possible such exclusive rights shall be achieved by Array assigning its interest, if any, in such Patents and intellectual property and know-how to ICOS and where such assignment is not legally possible ICOS shall receive an exclusive license or sublicense to the maximum extent of Array's rights. ICOS shall file, maintain and prosecute all Patents arising out of, or comprising, the rights and interests granted in this Section 6.1 and Array shall do everything reasonably necessary to assist ICOS in filing such Patents. Prior to the filing of any such Patent applications or during the pendency of such applications, Array shall assign to ICOS or its designee all intellectual property rights it may have, to the extent granted in this Section 6.1, in the Optimization Patents and the subject matter disclosed and claimed therein which are necessary for the development and commercialization of such Optimization Compounds by ICOS or its designee. Notwithstanding anything in this Section 6.1 to the contrary, nothing in this Section 6.1, or the operation thereof, shall be deemed to grant to ICOS any rights in or to any Array Technology.

                  6.2 Structural Information. Array shall not disclose the structure of any Optimization Compound, Derivative or Product (to the extent such structure is not publicly available) to any Third Party nor identify such structure, if publicly available, with its collaboration with ICOS without ICOS's written permission, unless required to do so by law, in which case Array shall promptly notify ICOS of such required disclosure and will use its reasonable efforts to assist ICOS to secure confidential treatment of such structure prior to any disclosure.

                  6.3 Supply of Optimization Compounds. Aliquots of at least
[ * ] of any Optimization Compound that has been synthesized will be prepared and given to ICOS together with their structures and all known and developed best methods of synthesis and manufacture. Array shall replenish once during the Exclusivity Period that amount upon ICOS's reasonable request, and ICOS shall reimburse Array for any cost thereof not otherwise reimbursed under Section 6 below for any reasonably requested replenishment in excess of a total of [ * ] milligrams. To the extent that Optimization Compounds are not available in a timely and sufficient quantity to allow the earliest start of necessary large scale preclinical or other studies such unavailability of Optimization Compounds shall not be cited as a lack of due diligence provided that the Parties have made commercially reasonable attempts, and continue such attempts, during the Exclusivity Period to provide such unavailable Optimization Compounds in required quantities in an expedient manner.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  7. CONSIDERATION

                  7.1 Optimization Program Funding.

                           (a) Research Support for Project Team. At all times during the Optimization Period, ICOS shall make payments to Array for direct research support for its Project Team, which shall initially consist of [ * ] of Array, unless determined otherwise under Section 7.1(b). The total amount payable per FTE shall be U.S. [ * ] per FTE per annum ("FTE Rate"). The FTE Rate for any Calendar Year after [ * ] shall be adjusted annually at each anniversary of this Agreement by ICOS in accordance with the annual percentage change in Consumer Price Index for all Urban Consumers as published by the United States Department of Labor, Bureau of Labor Statistics. All payments for direct research support shall be paid by ICOS to Array, quarterly in advance, and adjusted as necessary in subsequent quarters, of such amounts as are equal to the product of (i) the number of FTEs [ * ] FTEs unless determined otherwise under Section 7.1(b)) allocated to the Optimization Program for the calendar quarter to which each such payment applies, multiplied by (ii) U.S. [ * ] (i.e., the quarterly amount per FTE on the basis of U.S. [ * ] per annum).

                           (b) Expansion of Project Team. ICOS may request that Array expand its Project Team during the Optimization Period in order to match the work on Active Targets. In such event, the Parties shall promptly confer as to the appropriate number of FTEs to constitute the Project Team, as mutually agreed, to be paid as specified in Section 7.1(a).

                  7.2 Milestone Payments. Within [ * ] days of the occurrence of a development milestone triggered by the activities of ICOS or its Affiliates, or Third Parties acting under authority from ICOS or its Affiliates, ICOS shall pay Array the related milestone payment in U.S. dollars as set forth in Appendix
A. Such payments shall apply once only to each milestone reached by any Optimization Compound or Derivative for each Optimization Target. Such milestone payments shall be due with respect to each Optimization Compound or Derivative to meet such milestone (each a "Milestone Compound"); [ * ].

                  7.3 Taxes. All income and other taxes levied or accruing to Array under this Agreement shall be paid by Array, including taxes levied thereon as income to Array. If provision is made in law or regulation for withholding, such tax shall be deducted from the payment made by ICOS to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Array. Each Party agrees to assist the other Party reasonably in claiming exemption



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

                  7.4 Title to, and ownership of, tangible property. Without limiting ICOS' rights under Sections 6.1 and 8 of this Agreement, it is understood and agreed that each Party retains title to any tangible property delivered to the other Party under this Agreement.

                  8. LICENSE GRANTS; OUTLICENSE

                  8.1 Array License Grant to ICOS. Subject to the terms and conditions of this Agreement, Array hereby grants to ICOS a non-exclusive, royalty-free, fully paid up except as to payment of respective milestones under
Section 7.2, worldwide license, with the right to sublicense to use Array Technology and under the Array Patents, in each case solely to make, have made, use, have used, sell, have sold, import and export Optimization Compounds or Products in the Field.

                  8.2 ICOS Sublicense. ICOS shall have the right to transfer, assign or sublicense to a Third Party ICOS's rights under Sections 6.1 and 8.1 above or Optimization Patents covering the Products.

                  8.3 No Other Licenses. No right or license is granted to ICOS hereunder under technology or intellectual property of Array, by implication, estoppel or otherwise, except as specifically and expressly granted under Sections 6.1, 6.2 and 8.1 of this Agreement. No right or license is granted to ARRAY hereunder in any Optimization Compound or Derivative, including compounds in Daughter Libraries.

                  9. TERM AND TERMINATION OF THE AGREEMENT

                  9.1 Term, Renewals and Extensions. The term of this Agreement and Optimization Program shall commence upon the Effective Date of this Agreement, and unless earlier terminated as provided in this Agreement, shall expire on the second anniversary thereafter provided, however, that the term shall be automatically extended for a further one (1) year unless either party provides written notice sixty (60) days or more prior to such second anniversary canceling such extension. Unless terminated early pursuant to Section 9.2 below, the Optimization Periods may be individually renewed for additional periods upon mutual agreement of the Parties; provided that neither Party shall be obligated to approve any such renewal.

                  9.2 Termination by ICOS. ICOS may terminate this Agreement effective at any time after the first anniversary of the Effective Date, in its sole discretion, upon ninety (90) days prior written notice.

                  9.3 Termination by ICOS or Array. If either Party materially breaches this Agreement and fails to remedy that breach within ninety (90) days of receiving written notice


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

thereof from the other Party, or makes an assignment of substantially all of its assets for the benefit of its creditors or goes into liquidation, insolvency, bankruptcy, receivership or reorganization proceedings, whether voluntarily or compulsorily which is not dismissed by a court of competent jurisdiction within ninety (90) days, then the other Party may at any time, by notice in writing or by telefax, terminate this Agreement and/or any and/or all of the Optimization Programs. Within ninety (90) days following termination for the Optimization Program and/or research related to any Optimization Target under this Agreement, Array shall prepare a detailed, final written report to ICOS, and provide any remaining supply of Optimization Compounds in synthesis to date, for each Target or part of the Optimization Program being terminated.

                  9.4 Effect of Termination on Licensees. In the event of any termination of this Agreement pursuant to Section 9.2 where such termination shall not have been caused by the action or inaction on the part of any respective licensee of ICOS or Array, or by any breach by such licensee of its obligations under its license from ICOS or Array, as appropriate, such termination of this Agreement shall be without prejudice to the rights of each non-breaching licensee and such licensee shall be deemed to be a direct licensee hereunder; provided that such licensee agrees in writing to be bound by the applicable provisions of this Agreement, including, without limitation, the payment of milestone payments pursuant to Section 7.2.

                  10. CONFIDENTIAL INFORMATION

                  10.1 Nondisclosure. During the term of this Agreement and for a period of [ * ] after termination or expiration thereof, each Party (the "Receiving Party") will maintain all Confidential Information received from the other Party (the "Disclosing Party") in trust and confidence and will not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose except (i) as expressly authorized by this Agreement, (ii) as required by law or court order, after as much advance notice as is practical to the Disclosing Party, (iii) to its consultants, subcontractors, agents or financing sources who need to know and who are bound by equivalent written confidentiality obligations. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party's Confidential Information

                  10.2 Exceptions. Confidential Information shall not include any information which the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (b) is known by the Receiving Party at the time of receiving such information, as evidenced by its written records; (c) is hereafter disclosed to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by the Receiving Party without the aid, application or use of Confidential Information of the Disclosing Party; or (e) is the


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

subject of a written permission to disclose provided by the Disclosing Party.



                  11. PUBLICATIONS AND PUBLIC STATEMENTS

                  11.1 Publications. ICOS and Array will treat matters of authorship of scientific abstracts, manuscripts or publications in a proper collaborative spirit, giving credit where it is due. Without affecting obligations under Section 10 above, Array shall not publish any information with respect to Optimization Compounds or Derivatives during the Exclusivity Period without the prior written permission of ICOS. ICOS agrees to provide to Array, on a Confidential Basis, any publication, except patent prosecution documents with respect to Optimization Compounds at least [ * ] prior to submission for publication during the Exclusivity Period.

                  11.2 Public Statements. Except as the Parties otherwise agree in writing, neither Array nor ICOS shall release any information to any Third Party with respect to the existence of this Agreement. Once the Parties issue a press release, which has been agreed to in writing before release by both Parties, each Party may use the substance of such press release without prior notice.

                  12. INDEMNIFICATION

                  12.1 Product Liability. ICOS hereby agrees to save, defend and hold Array and its officers, directors, employees, consultants, and agents harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including reasonable legal expenses and attorneys' fees ("Losses") resulting directly or indirectly from any claim alleging physical injury or death or otherwise arising out of the administration, utilization and/or ingestion of Optimization Compounds or Products manufactured, used or sold by or under the authority of ICOS, its Affiliates or licensees except to the extent such Losses result from the negligence (whether active, passive or imputed), breach of this Agreement or willful misconduct of Array.

                  12.2 Procedures. If Array (the "Indemnified Party") seeks indemnification under this Section 12, it shall inform ICOS (the "Indemnifying Party") of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle any claim brought against the Indemnified Party upon prior written consent, which shall not be unreasonably withheld), and shall give reasonable cooperation (at the expense of the Indemnifying Party) in the defense of such claim.

                  13. ASSIGNABILITY

                  13.1 Generally. This Agreement may not be assigned by either Party without the prior written consent of the other Party, and which shall not to be unreasonably withheld; provided, however, that either Party may assign this Agreement, in whole or in part, to an Affiliate or to a


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

successor of a Party in connection with the merger, consolidation or sale of all or substantially all of such Party's assets or that portion of its business pertaining to the subject matter of this Agreement (and upon doing so will promptly notify the other Party in writing) (each such transaction being referred to as an "Acquisition"); provided that the assigning Party remains fully liable as obligated hereunder.

                  13.2 Technology of Acquirer. In the event of an Acquisition, it is understood and agreed that no intellectual property rights or technology of the acquirer shall be included within the subject matter licensed hereunder, to the extent that such intellectual property or technology was owned or controlled by the acquirer as of the date of the Acquisition, or was created or obtained after the date of the Acquisition other than by employees of Array in the course of performing the Optimization Program.

                  14. DISPUTE RESOLUTION PROCEDURES

                  14.1 Senior Executives Discussions. If a dispute arises between Array and ICOS or with respect to matters other than the management of the Optimization Program, either during or after the Optimization Period, such dispute will be referred to the appropriate senior management in the area of the dispute. If such senior management are unable to resolve such dispute, such dispute will be referred to the Executive Vice President of Operations of ICOS and the Chief Operating Officer of Array.

                  14.2 Injunctive Relief. Nothing contained in this Section 14 or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other relief or to compel the other Party to comply with its obligations hereunder.

                  15. NOTICES

                  Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to ICOS or Array at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

         if to Array, to:              Array BioPharma Corporation
                                       1885 33rd Street
                                       Boulder, Colorado  80301
                                       Fax number:  (303) 381-6697

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         if to ICOS, to:               ICOS Corporation
                                       22021 20th Avenue, S.E.
                                       Bothell, Washington  98021
                                       Attention: Legal Department
                                       Fax number:  (425) 398-8950

         16. SURVIVAL

         The provisions of Sections 5.1, 5.3, 6.1, 6.2, 6.3, 7.2, 7.4, 8.1, 8.2,
8.3, 9.4, 10, 11, 12, 13, and 16 shall survive the expiration and any termination of this Agreement. In addition, Section 1 shall survive the expiration or any termination of this Agreement to the extent necessary to define terms in any other surviving Section. Notwithstanding the foregoing if Array terminates this Agreement under Section 9.3 then Section 8.1 shall not survive such termination by Array.

         17. ADDITIONAL TERMS

         17.1 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereto and supersedes and replaces all previous negotiations, understandings, representations, writings and contract provisions and rights relating hereof.

         17.2 Amendment; No Waiver. No provision of this Agreement may be amended except to the extent expressly allowed herein, revoked or waived except by a writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any right or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

         17.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         17.4 Headings. The descriptive headings and numberings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this Agreement.

         17.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         17.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, without regard to conflicts of laws and principles.

         17.7 Further Assurances. At any time and from time to time after the Effective Date, the Parties shall each do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, or assignments as may be reasonably required to carry out the transactions contemplated by this Agreement.

         18. REPRESENTATIONS AND WARRANTIES

         18.1 Authorization. All action on the part of each of Array, ICOS and their respective officers, and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Array and ICOS, respectively, hereunder has been taken.

         18.2 Rights to Intellectual Property. Each Party warrants that it has the power to grant all of the rights granted and make such required assignments, and to assume all of the obligations required, under this Agreement.

         18.3 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN THIS SECTION 18, ARRAY AND ICOS EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE OPTIMIZATION PROGRAM, OPTIMIZATION COMPOUNDS, DERIVATIVES, PRODUCTS, ARRAY TECHNOLOGY, ARRAY PATENTS OR OPTIMIZATION PATENTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

By:  /s/ David Snitman                       By: /s/ W. Michael Gallatin, Ph.D.
  -------------------------------               -------------------------------
David Snitman, Ph.D.                         W. Michael Gallatin, Ph.D.
V. P. of Business Development                Vice President and Scientific
and Chief Operating Officer                   Director



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   APPENDIX A

                             Milestones and Payments
                                (in U.S. Dollars)

Milestone payments shall be due only once per Milestone Compound upon the first occurrence of each milestone by such Milestone Compound.

Milestones related to PDE4 and DNA-PK                         Milestone Payment




                                       [ * ]





[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   APPENDIX A

                             Milestones and Payments
                                (in U.S. Dollars)

Milestone payments shall be due only once per Milestone Compound upon the first occurrence of each milestone by such Milestone Compound.

Milestones related to all other Compounds                     Milestone Payment




                                     [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   APPENDIX B

                              Optimization Targets



                                     [ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.